UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): June 26, 2008
AMERICA FIRST TAX EXEMPT INVESTORS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-24843 (Commission File Number)	47-0810385 (IRS Employer Identification No.)

1004 Farnam Street, Suite 400, Omaha, Nebraska (Address of principal executive offices)	68102 (Zip Code)
Registrant’s telephone number, including area code: (402) 444-1630
Not applicable
(Former name, former address and former fiscal year, if applicable)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On June 26, 2008, America First Tax Exempt Investors, L.P., a Delaware limited partnership (the “Registrant”), entered into a Shortfall, Fee and Collateral Agreement, by and between the Registrant, Bank of America, N.A. (“Bank of America”), Banc of America Securities LLC (“BOA Securities”) and Deutsche Bank Trust Company Americas (“Deutsche Bank”) (the “Collateral Agreement”). Pursuant to the Collateral Agreement, Bank of America made a bridge loan in the principal amount of $65.1 million to the Registrant on June 26, 2008 in order to allow the Registrant to acquire the Puttable Floating Option Tax-Exempt Receipts (the “P-Floats”) issued under the Registrant’s tender option bond financing arrangement with Merrill Lynch Capital Services, Inc. and to satisfy certain other obligations of the Registrant in connection therewith as more fully described in Registrant’s report on Form 8-K dated June 19, 2008. The acquisition of the P-Floats was made in connection with the termination of the Registrant’s tender option bond financing arrangement through Merrill Lynch on June 26, 2008 as described in Item 1.02 of this Report. The bridge loan was issued in anticipation of the closing of a new tender option bond financing facility between the Registrant and Bank of America which is contemplated by the terms of the Collateral Agreement and more fully described below. Among other things, the bridge loan provisions of the Collateral Agreement required the Registrant to pay a bridge loan fee to Bank of America of approximately $65,000 upon issuance of the bridge loan. The bridge loan bears interest at the London Interbank Offer Rate (“LIBOR”) plus 2.25% per annum, payable monthly beginning August 1, 2008. The bridge loan is due and payable on the earlier of (i) the closing of the contemplated Bank of America tender option bond financing or (ii) September 26, 2008. The Registrant expects the Bank of America tender option bond financing to close on or before July 3, 2008.
     In connection with the new tender option bond financing arrangement contemplated by the Collateral Agreement, the Registrant will cause the following tax-exempt mortgage revenue bonds to be placed into four separate trusts created under New York law (the “TOB Trusts”) pursuant to the provisions of certain trust agreements (each a “Trust Agreement” and together, the “Trust Agreements”) by and between Bank of America, as trustor, and Deutsche Bank, as trustee (the “Trustee”):

Property Name/Location	Bond Principal Amount	Interest Rate	Maturity Date
Bella Vista Apartments Gainesville, Texas	$6,800,000	6.15%	04/01/46

Fairmont Oaks Apartments Gainesville, Florida	$7,775,000	6.30%	04/01/33

Iona Lakes Apartments Ft. Myers, Florida	$16,350,000	6.90%	04/01/30

Runnymede Apartments Austin, Texas	$10,825,000	6.00%	10/01/42

Property Name/Location	Bond Principal Amount	Interest Rate	Maturity Date
Clarkson College Omaha, Nebraska	$6,070,000	6.00%	11/01/35

Gardens of DeCordova Granbury, Texas	$4,870,000	6.00%	05/01/47

Gardens of Weatherford Weatherford, Texas	$4,702,000	6.00%	05/01/47

Woodland Park Topeka, Kansas	$15,065,000	6.00%	11/01/47

Woodlyn Village Maplewood, Minnesota	$4,550,000	6.00%	11/01/42

Bridle Ridge Apartments Greer, South Carolina	$7,885,000	6.00%	01/01/43

Lake Forest Apartments Daytona Beach, Florida	$10,240,000	6.90%	12/01/11

TOTAL	$95,132,000	—	—
     Under the provisions of the Trust Agreements, each TOB Trust will issue senior securities (known as “Floater Certificates”) to unaffiliated institutional investors and will also issue subordinated residual interest securities (known as “Inverse Certificates”) to the Registrant. Net proceeds to be generated by the sale of the Floater Certificates are expected to equal approximately $76.7 million. After repayment of the bridge loan, the remaining net proceeds of approximately $11.6 million will be available to the Registrant for investment in additional tax-exempt mortgage bonds and other investments consistent with its investment policies and for other purposes.
     The holders of the Floater Certificates issued by each TOB Trust will be entitled to receive regular payments of interest from the TOB Trust at a variable rate which resets periodically and reflects prevailing short-term tax-exempt rates. Payment of interest on a TOB Trust’s Floater Certificates will be made on designated interest payment dates prior to any payments of interest on the Inverse Certificates issued by such TOB Trust. The Registrant, as the holder of Inverse Certificates in each TOB Trust, will not be entitled to receive interest payments from the issuing TOB Trust at any particular rate, but will be entitled to receive the balance of the interest received by such TOB Trust on the tax-exempt bonds held by it remaining available on interest payment dates after the payment of all interest due on the Floater Certificates issued by such TOB Trust and the expenses of the TOB Trust, including various fees. Accordingly, the amount of interest paid to the Registrant on its Inverse Certificates is expected to vary over time, and could be eliminated altogether, due to fluctuations in the short-term interest rate payable on the Floater Certificates, expenses and other factors.

     Bank of America, acting in its capacity as liquidity provider to the TOB Trusts (the “Liquidity Provider”), will issue certain letters of credit to the TOB Trusts (the “Letters of Credit”) on the date the Floater Certificates and Inverse Certificates are issued. The Trustee will be able to draw against the Letters of Credit in order to make interest payments on Floater Certificates. In addition, the Trustee can draw against the Letters of Credit in order to redeem Floater Certificates that are tendered by their holders under the various circumstances outlined in the Trust Agreement. Interest payments on the tax-exempt bonds held in each Trust will be applied by the Trustee to reimburse the Liquidity Provider for draws made on the Letters of Credit. To the extent the Liquidity Provider is not fully reimbursed (a) for draws against the Letters of Credit used to make interest payments on the Floater Certificates from interest payments received by the TOB Trust on its tax-exempt bonds or (b) for draws against the Letters of Credit used to redeem Floater Certificates from the proceeds of the remarketing of such Floater Certificates, the Registrant will be obligated under the provisions of the Collateral Agreement to reimburse the Liquidity Provider for any such shortfalls. The Registrant is also obligated to pay various fees under the Collateral Agreement. The terms of the Collateral Agreement require the Registrant to pledge cash or certain highly-rated securities as collateral in support of its obligations to the Liquidity Provider. The Registrant expects to pledge all of the Inverse Certificates issued to it along with certain taxable mortgage loans made by it to the owners of apartment properties financed with tax-exempt mortgage revenue bonds held by it and the following additional tax-exempt mortgage revenue bonds in order to secure its obligations under the Collateral Agreement:

Property Name/Location	Bond Principal Amount	Interest Rate	Maturity Date
Ashley Pointe Apartments Evansville, Indiana	$6,700,000	7.00%	12/01/27

Ashley Square Apartments Des Moines, Iowa	$6,500,000	7.00%	12/01/25

Bent Tree Apartments Columbia, South Carolina	$11,130,000	7.10%	12/15/30

Woodbridge at Louisville Louisville, Kentucky	$8,976,000	7.50%	12/01/27

Woodbridge at Bloomington Bloomington, Indiana	$12,600,000	7.50%	12/01/27

TOTAL	$45,906,000
     Under the Collateral Agreement, the Liquidity provider may require the Registrant to provide additional collateral during the term of the TOB Trusts due to variations in interest rates and in the value of the collateral provided by Registrant and of the tax-exempt mortgage revenue bonds held by the TOB Trusts. Because of the obligations assumed by the Registrant under the

Collateral Agreement, it is entitled to receive substantially all of the gain, if any, realized by the TOB Trusts upon any disposition of the tax-exempt mortgage revenue bonds held by them.
     The Bank of America tender option bond financing arrangement will, in essence, provide the Registrant with long-term financing of its portfolio of tax-exempt mortgage revenue bonds at short-term tax-exempt rates. The Registrant will retain a call option on the Floater Certificates which will allow it to collapse the TOB Trusts at any time upon at least 14 days notice. Accordingly, the Registrant will retain a level of control over the underlying tax-exempt mortgage revenue bonds that will allow it to account for this transaction as secured variable-rate borrowing.
     There is no affiliation between the Registrant, on the one hand, and either Bank of America, BOA Securities or Deutsche Bank, on the other hand, and the Collateral Agreement were determined through arm’s-length negotiation.

Item 1.02	Termination of a Material Definitive Agreement.
     On June 26, 2008, the Registrant terminated its tender option bond financing arrangement with Merrill Lynch Capital Services, Inc. (the “P-Float Financing”). As a result, (i) all of the subordinated residual certificates issued to the Registrant by the trusts created for the P-Float Financing (known as “RITES”) have been redeemed and cancelled, (ii) the tax-exempt mortgage revenue bonds held in such trusts were returned to the Registrant and will be subsequently placed into the TOB Trusts or otherwise pledged to the Liquidity Provider in connection with the Registrant’s tender option bond financing as described in Item 1.01 of this Report and (iii) the Pledge and Security Agreement dated August 12, 1999 (the “Pledge Agreement”) among Merrill Lynch Capital Services, Inc., the Registrant and State Street Bank and Trust Company, National Association as trustee in connection with the P-Float Financing has been terminated and all of the Registrant’s obligations thereunder have been satisfied. The obligations of the Registrant under the Pledge Agreement were similar to those assumed by it under the Collateral Agreement described in Item 1.01 of this Report.
     There is no affiliation between the Registrant, on the one hand, and either Merrill Lynch or U.S. Bank National Association on the other hand.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth in Item 1.01 of this Report is incorporated by reference into, and is hereby deemed to be restated in its entirety in response to, this Item 2.03.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 1, 2008
AMERICA FIRST TAX EXEMPT INVESTORS, L.P.

     By: America First Capital Associates Limited
             Partnership Two,
              its general partner

     By: The Burlington Capital Group, LLC,
             its general partner

      By: /s/ Michael J. Draper
             Michael J. Draper, Chief Financial Officer